Exhibit 10.11

Savings Bank
OF MENDOCINO COUNTY
A Full Service Commercial Bank

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call/Coll	Account	Officer	Initials
$358,000.00	11-19-2004	12-01-2009	7010042308	51/410	00000000074018	TEB

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Thanksgiving Coffee Company, Inc. PO BOX 1918 FORT BRAGG, CA 95437	Lender:	Savings Bank of Mendocino County Main Office PO BOX 3600 200 N SCHOOL ST UKIAH, CA 95482

Principal Amount: $358,000.00	Interest Rate: 7.750%	Date of Note: November 19, 2004

PROMISE TO PAY. Thanksgiving Coffee Company, Inc. (“Borrower”) promises to pay to Savings Bank of Mendocino County (“Lender”), or order, in lawful money of the United States of America, the principal amount of Three Hundred Fifty-eight Thousand & 00/100 Dollars ($358,000.00), together with interest at the rate of 7.750% per annum on the unpaid principal balance from November 19, 2004, until paid in full.

PAYMENT. Borrower will pay this loan in 59 regular payments of $4,307.02 each and one irregular last payment estimated at $217,987.40. Borrower’s first payment is due January 1, 2005, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on December 1, 2009, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year (366 during leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower’s obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Savings Bank of Mendocino County, 200 N SCHOOL ST UKIAH, CA 95482.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged $10.00.

INTEREST AFTER DEFAULT. Upon default, the total sum due under this Note will bear interest at the interest rate on this Note.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any loan.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same

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provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of California. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of MENDOCINO County, State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $10.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein: a Deed of Trust dated November 19, 2004, to a trustee in favor of Lender on real property located in MENDOCINO County, State of California. That agreement contains the following due on sale provision: Lender may, at Lender’s option, declare immediately due and payable all sums secured by the Deed of Trust upon the sale or transfer, without Lender’s prior written consent, of all or any part of the Real Property, or any interest in the Real Properly. A “sale or transfer” means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Borrower is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Borrower. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

ADDITIONAL PROVISIONS. THIS NOTE IS SECURED BY A DEED OF TRUST AND A COMMERCIAL SECURITY AGREEMENT, BOTH OF EVEN DATE HEREWITH.

DISPUTE RESOLUTION. Borrower and Lender desire to resolve quickly and efficiently any disputes that might arise between them. For any controversy, claim or judicial action arising from or relating to this Note or any related agreement, transaction or conduct, whether sounding in contract, tort or otherwise; Judicial Reference. Where an action is pending before a court of any judicial district of the State of California, Borrower and Lender shall each have the right to require that all questions of fact or law be submitted to general reference pursuant to California Code of Civil Procedure Section 638 et seq., and any successor statutes thereto. (1) A single referee who is a retired superior court judge shall be appointed by the court pursuant to Code of Civil Procedure 640 and shall preside over the reference proceeding. If Borrower and Lender do not agree upon the referee, each of them may submit to the court up to three nominees who are retired superior court judges. (2) If Borrower and Lender do not agree on how the payment of the referee’s fees and expenses will be shared, the court may apportion such fees and expenses between Borrower and Lender in a fair and reasonable manner that is consistent with Code of Civil Procedure Section 645.1. (3) Borrower and Lender shall be entitled to discovery, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge. (4) The referee’s statement of decision shall contain written findings of fact and conclusions of law, and the court shall enter judgment thereon pursuant to Code of Civil Procedure Sections 644(a) and 645. The decision of the referee shall then be appealable as if made by the court. No provision of this section shall limit the right of any party to exercise self-help remedies, to foreclose against or sell any real or personal property collateral or to obtain provisional or ancillary remedies, such as injunctive relief or appointment of a receiver, from a court of competent jurisdiction before, after, or during the pendency of any reference proceeding. The exercise of a remedy does not waive the right of either party to resort to reference, Jury Trial Waiver. In any action pending before any court of any jurisdiction, Borrower waives, and Lender shall not have, any right to a jury trial. ATTORNEYS’ FEES, in any action arising from or relating to this Note and subject to any limits under applicable law, the prevailing party shall be entitled to reasonable attorneys’ fees in accordance with California Civil Code Section 1717. Whether or not an action is involved, the expenses of Lender described in the paragraph of this Note titled “Expenses” include, without limitation, attorneys’ fees incurred by Lender.

Successor Interests. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: Savings Bank of Mendocino County 200 N SCHOOL ST UKIAH, CA 95482

General Provisions. Lender may delay or forgo enforcing any of its rights of remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability, All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

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PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

THANKSGIVING COFFEE COMPANY, INC.

By:	COPY	By:	COPY
	Joan Katzeff, President of Thanksgiving Coffee Company, Inc.		Paul Katzeff, Secretary of Thanksgiving Coffee Company, Inc.